UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2009, the Board of Directors of Consolidated Edison, Inc. (Con Edison) and the Board of Trustees of Consolidated Edison Company of New York, Inc. (Con Edison of New York) appointed Robert Muccilo as Vice President and Controller (principal accounting officer) of Con Edison and Con Edison of New York, respectively, effective July 1, 2009. Mr. Muccilo will succeed Edward J. Rasmussen, whose intention to retire was previously reported. (See the companies’ Current Report on Form 8-K dated March 13, 2009.) Mr. Muccilo, who is 53 years old, is currently an Assistant Controller of Con Edison of New York and has held numerous other accounting positions with Con Edison of New York since he joined the company in 1978. During the past five years, he also served as General Manager of Stores Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: May 21, 2009